UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2011

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 480-641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 18, 2011 Lithium Exploration Group, Inc. (“us”, “we”, “our”) entered into a letter agreement with Glottech-USA, LLC, which will govern distribution rights, exclusivity and royalty provisions as they relate to Glottech’s proprietary and patented mechanical ultrasound technology for use in water purification in the process of separation of salt and other minerals from lithium bearing brine produced from oil and gas operations.

Pursuant to the terms of the agreement, we are granted an exclusive license to use and distribute the technology within the Swan Hills region of Alberta as well as the non-exclusive right to distribute the technology within Canada. Glottech has agreed not to distribute, or license, this product within Canada for the term of the agreement to any entities involved in the business of mineral exploration or production. Our distribution rights will be subject to a distribution agreement to be entered into by the two parties.

We will be subject to royalty payments on any revenue created by the use or distribution of the acquired technology. We have applied to the Securities and Exchange Commission for confidential treatment pursuant to Rule 26b-2 of the Securities Exchange Act of 1934 regarding the particulars of the royalty payments. We believe that public disclosure of these terms could potentially damage the ability of Glottech and our company to distribute the technology to other users.

Pursuant to the terms of the agreement we will acquire one initial unit of Glottech’s technology for operations in the Swan Hills region of Alberta. The use of this unit will be subject to a license and lease agreement to be entered into by both parties.

We have previously made the following payments in association with the production of a working unit of Glottech’s technology:

A.	$25,000 on March 21, 2011 in consideration for entering into the letter agreement dated March 17, 2011;
B.	$75,000 on May 27, 2011; and
C.	$700,000 on May 27, 2011.

The term of the letter agreement and consequently our ability to distribute the unit of Glottech’s technology shall be for an initial period of five years, automatically renewable thereafter for successive five year periods of time so long as we, directly or indirectly through third party purchasers, have licensed five technology units from Glottech per year.

Additionally, as part of the letter agreement, Alexander Walsh, our director and officer, will also provide Glottech with the option, for a period of 12 months, to acquire 2,000,000 shares of our common stock currently held by him, for a total price of $1. If, for any reason, Mr. Walsh fails to deliver the 2,000,000 shares of our common stock to Glottech, it will be our responsibility to issue the shares from treasury.

This letter agreement replaces all agreements previously entered into between our company and Glottech.

Item 9.01	Financial Statements and Exhibits

10.1	Letter Agreement with Glottech-USA, LLC dated November 18, 2011*

* Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 26b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President, Secretary, Treasurer and Director
November 21, 2011